SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 25, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2002-4
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2002-6


                                 --------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 25, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $3,621,626.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-72 of the Prospectus Supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002


The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 15, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 77.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                              Percentage of the Prepayment Assumption
                                                       ----------------------------------------------------
        Class                                            0%         50%        100%        150%        200%
        -----                                          ------     ------      ------      -----       -----
        Class PO..................................      1.3.%      3.7%        6.9%       10.7%       15.0%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

  THE                                                               Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                              Countrywide Home Loans Servicing LP
                                 Alternative Loan Trust 2002-4
                                  Mortgage Pass-Through Trust
                                         Series 2002-6

                         Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------
                                  Certificate                       Pass
                     Class           Rate           Beginning      Through         Principal
Class    Cusip    Description        Type            Balance       Rate (%)       Distribution
----------------------------------------------------------------------------------------------
 1A1   12669CUV0    Senior        Fix-30/360      29,469,934.04    6.000000         430,144.86
 1A2   12669CUW8    Senior        Fix-30/360      46,155,996.39    5.425000         938,108.67
 1A3   12669CUX6    Senior        Fix-30/360      13,509,334.65    6.500000         621,328.19
 1A4   12669CUY4    Senior        Fix-30/360       1,929,905.72    8.500000          88,761.21
 1A5   12669CUZ1    Senior        Fix-30/360      20,000,000.00    6.750000               0.00
 1A6   12669CVA5    Senior        Var-30/360      66,607,316.60    2.310000       1,252,482.10
 1A7   12669CVB3   Strip IO       Var-30/360      66,607,316.60    5.690000               0.00
 1A8   12669CVC1    Senior        Fix-30/360      10,284,431.91    6.750000               0.00
 1A9   12669CVD9    Senior        Fix-30/360       5,142,215.96    6.750000       4,325,448.91
 110                                              15,884,140.77    6.750000       2,546,140.77
1A10   12669CVE7    Senior        Fix-30/360      13,338,000.00    6.750000               0.00
1A10   12669CVE7    Senior        Fix-30/360       2,546,140.77    6.750000       2,546,140.77
1A11   12669CVF4    Senior        Fix-30/360      22,500,000.00    6.750000               0.00
1A12   12669CVG2    Senior        Fix-30/360      29,884,904.26    6.750000          24,162.95
 2A1   12669CVHO    Senior        Fix-30/360     130,681,356.63    7.000000       3,631,543.00
 PO                                                3,656,051.84    0.000000          34,425.07
PO-1   12669CVJ6   Strip PO       Fix-30/360       1,902,360.96    0.000000          15,735.88
PO-2   12669CVJ6   Strip PO       Fix-30/360       1,753,690.88    0.000000          18,689.19
 AR    12669CVK3    Senior        Fix-30/360               0.00    6.750000               0.00

----------------------------------------------------------------------------------------------

 M     12669CVL1    Junior        Fix-30/360       8,612,435.54    6.835175           6,890.16
 B1    12669CVM9    Junior        Fix-30/360       3,852,931.69    6.835175           3,082.44
 B2    12669CVN7    Junior        Fix-30/360       2,719,716.49    6.835175           2,175.84
 B3    12669CWB2    Junior        Fix-30/360       1,359,858.24    6.835175           1,087.92
 B4    12669CWCO    Junior        Fix-30/360       1,133,215.20    6.835175             906.60
 B5    12669CWD8    Junior        Fix-30/360       1,134,131.49    6.835175             907.33

----------------------------------------------------------------------------------------------
Totals                                           414,517,877.42                  13,907,596.02
----------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                         Current                    Cumulative
         Interest           Total       Realized        Ending       Realized
Class   Distribution     Distribution    Losses         Balance       Losses
------------------------------------------------------------------------------
 1A1      147,349.67       577,494.53     0.00       29,039,789.18     0.00
 1A2      208,663.57     1,146,772.23     0.00       45,217,887.73     0.00
 1A3       73,175.56       694,503.75     0.00       12,888,006.46     0.00
 1A4       13,670.17       102,431.37     0.00        1,841,144.52     0.00
 1A5      112,500.00       112,500.00     0.00       20,000,000.00     0.00
 1A6      128,219.08     1,380,701.19     0.00       65,354,834.50     0.00
 1A7      315,829.69       315,829.69     0.00       65,354,834.50     0.00
 1A8            0.00             0.00     0.00       10,342,281.84     0.00
 1A9            0.00     4,325,448.91     0.00          845,692.01     0.00
 110       89,348.29     2,635,489.06     0.00       13,338,000.00     0.00
1A10       75,026.25        75,026.25     0.00       13,338,000.00     0.00
1A10       14,322.04     2,560,462.81     0.00                0.00     0.00
1A11      126,562.50       126,562.50     0.00       22,500,000.00     0.00
1A12      168,102.59       192,265.53     0.00       29,860,741.31     0.00
 2A1      762,307.91     4,393,850.92     0.00      127,049,813.63     0.00
 PO             0.00        34,425.07     0.00        3,621,626.76     0.00
PO-1            0.00        15,735.88     0.00        1,886,625.07     0.00
PO-2            0.00        18,689.19     0.00        1,735,001.69     0.00
 AR             0.00             0.00     0.00                0.00     0.00

------------------------------------------------------------------------------

 M         49,056.26        55,946.41     0.00        8,605,545.38     0.00
 B1        21,946.22        25,028.66     0.00        3,849,849.25     0.00
 B2        15,491.45        17,667.29     0.00        2,717,540.65     0.00
 B3         7,745.72         8,833.64     0.00        1,358,770.32     0.00
 B4         6,454.77         7,361.37     0.00        1,132,308.60     0.00
 B5         6,459.99         7,367.32     0.00        1,133,224.16     0.00

------------------------------------------------------------------------------
Totals  2,252,883.44    16,160,479.44     0.00      400,697,056.30     0.00
---------------------------------------------------------- -------------------

  THE                                                               Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                            Countrywide Home Loans Servicing LP
                               Alternative Loan Trust 2002-4
                                Mortgage Pass-Through Trust
                                       Series 2002-6

                                Principal Distribution Detail

----------------------------------------------------------------------------------------------
                             Original          Beginning         Scheduled
                           Certificate        Certificate        Principal         Accretion
Class      Cusip             Balance            Balance         Distribution       Principal
----------------------------------------------------------------------------------------------
 1A1     12669CUV0        31,232,500.00       29,469,934.04        430,144.86           0.00
 1A2     12669CUW8        50,000,000.00       46,155,996.39        938,108.67           0.00
 1A3     12669CUX6        15,000,000.00       13,509,334.65        621,328.19           0.00
 1A4     12669CUY4         2,142,858.00        1,929,905.72         88,761.21           0.00
 1A5     12669CUZ1        20,000,000.00       20,000,000.00              0.00           0.00
 1A6     12669CVA5        71,739,500.00       66,607,316.60      1,252,482.10           0.00
 1A7     12669CVB3        71,739,500.00       66,607,316.60              0.00           0.00
 1A8     12669CVC1        10,000,000.00       10,284,431.91              0.00      57,849.93
 1A9     12669CVD9         5,000,000.00        5,142,215.96      4,325,448.91           0.00
 110                      27,993,142.00       15,884,140.77      2,546,140.77           0.00
1A10     12669CVE7        13,338,000.00       13,338,000.00              0.00           0.00
1A10     12669CVE7        14,655,142.00        2,546,140.77      2,546,140.77           0.00
1A11     12669CVF4        22,500,000.00       22,500,000.00              0.00           0.00
1A12     12669CVG2        30,000,000.00       29,884,904.26         24,162.95           0.00
2A1      12669CVHO       147,686,000.00      130,681,356.63      3,631,543.00           0.00
 PO                        3,780,978.36        3,656,051.84         34,425.07           0.00
PO-1     12669CVJ6         1,941,210.71        1,902,360.96         15,735.88           0.00
PO-2     12669CVJ6         1,839,767.65        1,753,690.88         18,689.19           0.00
 AR      12669CVK3               100.00                0.00              0.00           0.00

----------------------------------------------------------------------------------------------

 M       12669CVL1         8,664,000.00        8,612,435.54          6,890.16           0.00
 B1      12669CVM9         3,876,000.00        3,852,931.69          3,082.44           0.00
 B2      12669CVN7         2,736,000.00        2,719,716.49          2,175.84           0.00
 B3      12669CWB2         1,368,000.00        1,359,858.24          1,087.92           0.00
 B4      12669CWCO         1,140,000.00        1,133,215.20            906.60           0.00
 B5      12669CWD8         1,140,921.64        1,134,131.49            907.33           0.00

----------------------------------------------------------------------------------------------
Totals                   456,000,000.00      414,517,877.42     13,907,596.02      57,849.93
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
          Unscheduled          Net         Current         Ending              Ending
           Principal        Principal      Realized      Certificate         Certificate
Class     Adjustments      Distribution     Losses          Balance             Factor
-----------------------------------------------------------------------------------------
 1A1          0.00           430,144.86      0.00        29,039,789.18      0.92979393827
 1A2          0.00           938,108.67      0.00        45,217,887.73      0.90435775453
 1A3          0.00           621,328.19      0.00        12,888,006.46      0.85920043096
 1A4          0.00            88,761.21      0.00         1,841,144.52      0.85920043096
 1A5          0.00                 0.00      0.00        20,000,000.00      1.00000000000
 1A6          0.00         1,252,482.10      0.00        65,354,834.50      0.91100209085
 1A7          0.00                 0.00      0.00        65,354,834.50      0.91100209085
 1A8          0.00                 0.00      0.00        10,342,281.84      1.03422818400
 1A9          0.00         4,325,448.91      0.00           845,692.01      0.16913840104
 110          0.00         2,546,140.77      0.00        13,338,000.00      0.47647384492
1A10          0.00                 0.00      0.00        13,338,000.00      1.00000000000
1A10          0.00         2,546,140.77      0.00                 0.00      0.00000000000
1A11          0.00                 0.00      0.00        22,500,000.00      1.00000000000
1A12          0.00            24,162.95      0.00        29,860,741.31      0.99535804365
2A1           0.00         3,631,543.00      0.00       127,049,813.63      0.86026985379
 PO           0.00            34,425.07      0.00         3,621,626.76      0.95785440042
PO-1          0.00            15,735.88      0.00         1,886,625.07      0.97188062321
PO-2          0.00            18,689.19      0.00         1,735,001.69      0.94305479007
 AR           0.00                 0.00      0.00                 0.00      0.00000000000

-----------------------------------------------------------------------------------------

 M            0.00             6,890.16      0.00         8,605,545.38      0.99325316061
 B1           0.00             3,082.44      0.00         3,849,849.25      0.99325316061
 B2           0.00             2,175.84      0.00         2,717,540.65      0.99325316061
 B3           0.00             1,087.92      0.00         1,358,770.32      0.99325316061
 B4           0.00               906.60      0.00         1,132,308.60      0.99325316061
 B5           0.00               907.33      0.00         1,133,224.16      0.99325327765

-----------------------------------------------------------------------------------------
Totals        0.00        13,907,596.02      0.00       400,697,056.30
-----------------------------------------------------------------------------------------

  THE                                                               Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                              Countrywide Home Loans Servicing LP
                                 Alternative Loan Trust 2002-4
                           Mortgage Pass-Through Trust Series 2002-6

                                  Interest Distribution Detail

----------------------------------------------------------------------------------------------
              Beginning         Pass          Accrued         Cumulative
             Certificate      Through         Optimal           Unpaid           Deferred
Class          Balance        Rate (%)        Interest         Interest          Interest
----------------------------------------------------------------------------------------------

 1A1        29,469,934.04     6.000000       147,349.67         0.00                 0.00
 1A2        46,155,996.39     5.425000       208,663.57         0.00                 0.00
 1A3        13,509,334.65     6.500000        73,175.56         0.00                 0.00
 1A4         1,929,905.72     8.500000        13,670.17         0.00                 0.00
 1A5        20,000,000.00     6.750000       112,500.00         0.00                 0.00
 1A6        66,607,316.60     2.310000       128,219.08         0.00                 0.00
 1A7        66,607,316.60     5.690000       315,829.69         0.00                 0.00
 1A8        10,284,431.91     6.750000             0.00         0.00            57,849.93
 1A9         5,142,215.96     6.750000             0.00         0.00            28,924.96
 110        15,884,140.77     6.750000        89,348.29         0.00                 0.00
1A10        13,338,000.00     6.750000        75,026.25         0.00                 0.00
1A10         2,546,140.77     6.750000        14,322.04         0.00                 0.00
1A11        22,500,000.00     6.750000       126,562.50         0.00                 0.00
1A12        29,884,904.26     6.750000       168,102.59         0.00                 0.00
 2A1       130,681,356.63     7.000000       762,307.91         0.00                 0.00
 PO          3,656,051.84     0.000000             0.00         0.00                 0.00
PO-1         1,902,360.96     0.000000             0.00         0.00                 0.00
PO-2         1,753,690.88     0.000000             0.00         0.00                 0.00
 AR                  0.00     6.750000             0.00         0.00                 0.00

----------------------------------------------------------------------------------------------

 M           8,612,435.54     6.835175        49,056.26         0.00                 0.00
 B1          3,852,931.69     6.835175        21,946.22         0.00                 0.00
 B2          2,719,716.49     6.835175        15,491.45         0.00                 0.00
 B3          1,359,858.24     6.835175         7,745.72         0.00                 0.00
 B4          1,133,215.20     6.835175         6,454.77         0.00                 0.00
 B5          1,134,131.49     6.835175         6,459.99         0.00                 0.00

----------------------------------------------------------------------------------------------
Totals     414,517,877.42                  2,252,883.44         0.00            86,774.89
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
             Total            Net           Unscheduled
            Interest       Prepayment         Interest          Interest
Class          Due        Int Shortfall      Adjustment           Paid
--------------------------------------------------------------------------

 1A1        147,349.67       0.00               0.00            147,349.67
 1A2        208,663.57       0.00               0.00            208,663.57
 1A3         73,175.56       0.00               0.00             73,175.56
 1A4         13,670.17       0.00               0.00             13,670.17
 1A5        112,500.00       0.00               0.00            112,500.00
 1A6        128,219.08       0.00               0.00            128,219.08
 1A7        315,829.69       0.00               0.00            315,829.69
 1A8         57,849.93       0.00               0.00                  0.00
 1A9         28,924.96       0.00               0.00                  0.00
 110         89,348.29       0.00               0.00             89,348.29
1A10         75,026.25       0.00               0.00             75,026.25
1A10         14,322.04       0.00               0.00             14,322.04
1A11        126,562.50       0.00               0.00            126,562.50
1A12        168,102.59       0.00               0.00            168,102.59
 2A1        762,307.91       0.00               0.00            762,307.91
 PO               0.00       0.00               0.00                  0.00
PO-1              0.00       0.00               0.00                  0.00
PO-2              0.00       0.00               0.00                  0.00
 AR               0.00       0.00               0.00                  0.00

--------------------------------------------------------------------------

 M           49,056.26       0.00               0.00             49,056.26
 B1          21,946.22       0.00               0.00             21,946.22
 B2          15,491.45       0.00               0.00             15,491.45
 B3           7,745.72       0.00               0.00              7,745.72
 B4           6,454.77       0.00               0.00              6,454.77
 B5           6,459.99       0.00               0.00              6,459.99

--------------------------------------------------------------------------
Totals    2,339,658.33       0.00               0.00          2,252,883.44
--------------------------------------------------------------------------

  THE                                                                                             Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                             Countrywide Home Loans Servicing LP
                                                Alternative Loan Trust 2002-4
                                          Mortgage Pass-Through Trust Series 2002-6

                                        Current Payment Information Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------
                        Original        Beginning Cert.                                          Ending Cert.        Pass
                      Certificate          Notional             Principal        Interest          Notional         Through
Class      Cusip         Balance            Balance           Distribution      Distribution        Balance         Rate (%)
----------------------------------------------------------------------------------------------------------------------------
 1A1    12669CUV0     31,232,500.00       943.566286367       13.772348099      4.717831432       929.793938268     6.000000
 1A2    12669CUW8     50,000,000.00       923.119927842       18.762173309      4.173271340       904.357754533     5.425000
 1A3    12669CUX6     15,000,000.00       900.622310319       41.421879356      4.878370848       859.200430963     6.500000
 1A4    12669CUY4      2,142,858.00       900.622310319       41.421879356      6.379408031       859.200430963     8.500000
 1A5    12669CUZ1     20,000,000.00     1,000.000000000        0.000000000      5.625000000     1,000.000000000     6.750000
 1A6    12669CVA5     71,739,500.00       928.460842339       17.458751491      1.787287122       911.002090848     2.310000
 1A7    12669CVB3     71,739,500.00       928.460842339        0.000000000      4.402451827       911.002090848     5.690000
 1A8    12669CVC1     10,000,000.00     1,028.443191046        0.000000000      0.000000000     1,034.228183996     6.750000
 1A9    12669CVD9      5,000,000.00     1,028.443191046      865.089782952      0.000000000       169.138401044     6.750000
 110                  27,993,142.00       567.429721537       90.955876621      3.191792118       476.473844915     6.750000
1A10    12669CVE7     13,338,000.00     1,000.000000000        0.000000000      5.625000000     1,000.000000000     6.750000
1A10    12669CVE7     14,655,142.00       173.737024578      173.737024578      0.977270763         0.000000000     6.750000
1A11    12669CVF4     22,500,000.00     1,000.000000000        0.000000000      5.625000000     1,000.000000000     6.750000
1A12    12669CVG2     30,000,000.00       996.163475250        0.805431599      5.603419548       995.358043650     6.750000
2A1     12669CVHO    147,686,000.00       884.859476386       24.589622596      5.161680279       860.269853790     7.000000
 PO                    3,780,978.36       966.959207881        9.104804821      0.000000000       957.854400415     0.000000
PO-1    12669CVJ6      1,941,210.71       979.986843325        8.106220111      0.000000000       971.880623214     0.000000
PO-2    12669CVJ6      1,839,767.65       953.213239244       10.158449172      0.000000000       943.054790072     0.000000
 AR     12669CVK3            100.00         0.000000000        0.000000000      0.000000000         0.000000000     6.750000

----------------------------------------------------------------------------------------------------------------------------

 M      12669CVL1      8,664,000.00       994.048423584        0.795262974      5.662079303       993.253160610     6.835175
 B1     12669CVM9      3,876,000.00       994.048423584        0.795262974      5.662079303       993.253160610     6.835175
 B2     12669CVN7      2,736,000.00       994.048423584        0.795262974      5.662079303       993.253160610     6.835175
 B3     12669CWB2      1,368,000.00       994.048423584        0.795262974      5.662079303       993.253160610     6.835175
 B4     12669CWCO      1,140,000.00       994.048423584        0.795262974      5.662079303       993.253160610     6.835175
 B5     12669CWD8      1,140,921.64       994.048540720        0.795263068      5.662079970       993.253277652     6.835175

----------------------------------------------------------------------------------------------------------------------------
Totals               456,000,000.00       909.030432939       30.499114079      4.940533860       878.721614693
----------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                    Countrywide Home Loans Servicing LP
                                       Alternative Loan Trust 2002-4
                                        Mortgage Pass-Through Trust
                                               Series 2002-6

Pool Level Data
Distribution Date                                                                                 9/25/02
Cut-off Date                                                                                       3/1/02
Determination Date                                                                                 9/1/02
Accrual Period 30/360                      Begin                                                   8/1/02
                                           End                                                     9/1/02
Number of Days in 30/360 Accrual Period                                                                30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                       300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                          275,673,462.12
Ending Aggregate Pool Stated Principal Balance                                             265,507,895.30

Beginning Aggregate Certificate Stated Principal Balance                                   414,517,877.42
Ending Aggregate Certificate Stated Principal Balance                                      400,697,056.30

Beginning Aggregate Loan Count                                                                        648
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                        22
Ending Aggregate Loan Count                                                                           626

Beginning Weighted Average Loan Rate (WAC)                                                      7.320368%
Ending Weighted Average Loan Rate (WAC)                                                         7.315233%

Beginning Net Weighted Average Loan Rate                                                        6.703420%
Ending Net Weighted Average Loan Rate                                                           6.702036%

Weighted Average Maturity (WAM) (Months)                                                              353

Servicer Advances                                                                               48,282.25

Aggregate Pool Prepayment                                                                    9,942,508.99
Pool Prepayment Rate                                                                          35.6708 CPR


Group 2
-------
Cut-Off Date Balance                                                                       156,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                          138,844,415.17
Ending Aggregate Pool Stated Principal Balance                                             135,189,160.87

Beginning Aggregate Certificate Stated Principal Balance                                   414,517,877.42
Ending Aggregate Certificate Stated Principal Balance                                      400,697,056.30

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                    Countrywide Home Loans Servicing LP
                                       Alternative Loan Trust 2002-4
                                        Mortgage Pass-Through Trust
                                               Series 2002-6

Group 2
-------

Beginning Aggregate Loan Count                                                                        335
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                         8
Ending Aggregate Loan Count                                                                           327

Beginning Weighted Average Loan Rate (WAC)                                                      7.425939%
Ending Weighted Average Loan Rate (WAC)                                                         7.422232%

Beginning Net Weighted Average Loan Rate                                                        6.911902%
Ending Net Weighted Average Loan Rate                                                           6.910488%

Weighted Average Maturity (WAM) (Months)                                                              353

Servicer Advances                                                                                    0.00

Aggregate Pool Prepayment                                                                    3,546,301.24
Pool Prepayment Rate                                                                          26.7087 CPR

--------------------------------------------------------------------------------
Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                          95.4696015531%
Senior Prepayment Percentage                                                              100.0000000000%

Subordinate Percentage                                                                      4.5303984469%
Subordinate Prepayment Percentage                                                           0.0000000000%

Group 2
-------
Senior Percentage                                                                          95.3247255085%
Senior Prepayment Percentage                                                              100.0000000000%

Subordinate Percentage                                                                      4.6752744915%
Subordinate Prepayment Percentage                                                           0.0000000000%


Certificate Account

Beginning Balance                                                                                    0.00

Deposit
Payments of Interest and Principal                                                          16,345,283.42

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236



                                    Countrywide Home Loans Servicing LP
                                       Alternative Loan Trust 2002-4
                                        Mortgage Pass-Through Trust
                                               Series 2002-6

Liquidation Proceeds                                                                                 0.00
All Other Proceeds                                                                                   0.00
Other Amounts                                                                                        0.00
                                                                                            -------------
Total Deposits                                                                              16,345,283.42


Withdrawals
Reimbursement of Servicer Advances                                                                   0.00
Payment of Master Servicer Fees                                                                 73,027.77
Payment of Sub Servicer Fees                                                                   111,739.39
Payment of Other Fees                                                                               36.64
Payment of Insurance Premium(s)                                                                      0.00
Payment of Personal Mortgage Insurance                                                         111,739.39
Other Permitted Withdrawal per the Pooling and Service Agreement                                     0.00
Payment of Principal and Interest                                                           16,160,479.63
                                                                                            -------------
Total Withdrawals                                                                           16,457,022.81

Ending Balance                                                                                      36.64


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                       13,330.12
Compensation for Gross PPIS from Servicing Fees                                                 13,330.12
Other Gross PPIS Compensation                                                                        0.00
                                                                                            -------------
Total Net PPIS (Non-Supported PPIS)                                                                 -0.00


Master Servicing Fees Paid                                                                      73,027.77
Personal Mortgage Insurance Fees Paid                                                          111,739.39
                                                                                            -------------
Total Fees                                                                                     184,767.16


  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236



                                           Countrywide Home Loans Servicing LP
                                              Alternative Loan Trust 2002-4
                                               Mortgage Pass-Through Trust
                                                      Series 2002-6

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                  30-59 Days              60-89 Days                  90+ Days             Totals
-----------                                  ----------              ----------                  --------             ------
Scheduled Principal Balance                4,268,421.16             1,916,640.24                     0.00          6,185,061.40
Percentage of Total Pool Balance              1.607644%                0.721877%                0.000000%             2.329521%
Number of Loans                                      10                        5                        0                    15
Percentage of Total Loans                     1.597444%                0.798722%                0.000000%             2.396166%

Foreclosure
-----------
Scheduled Principal Balance                                                                                          398,629.39
Percentage of Total Pool Balance                                                                                      0.150138%
Number of Loans                                                                                                               1
Percentage of Total Loans                                                                                             0.159744%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                      0.00

Group 2
-------

Delinquency                                  30-59 Days              60-89 Days                  90+ Days             Totals
-----------                                  ----------              ----------                  --------             ------
Scheduled Principal Balance                        0.00                   0.00                       0.00                  0.00
Percentage of Total Pool Balance              0.000000%              0.000000%                  0.000000%             0.000000%
Number of Loans                                       0                      0                          0                     0
Percentage of Total Loans                     0.000000%              0.000000%                  0.000000%             0.000000%

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                           Countrywide Home Loans Servicing LP
                                              Alternative Loan Trust 2002-4
                                               Mortgage Pass-Through Trust
                                                      Series 2002-6

Foreclosure
-----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                      0.00

--------------------------------------------------------------------------------
Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                    Original               Current
----------                                                                                    --------               -------
Bankruptcy Loss                                                                               200,000.00             200,000.00
Bankruptcy Percentage                                                                          0.043860%              0.049913%
Credit/Fraud Loss                                                                           9,120,000.00           9,120,000.00
Credit/Fraud Loss Percentage                                                                   2.000000%              2.276034%
Special Hazard Loss                                                                         9,120,000.00           8,290,357.55
Special Hazard Loss Percentage                                                                 2.000000%              2.068984%

Credit Support                                                                                Original               Current
--------------                                                                                --------               -------
Class A                                                                                   437,075,078.36         381,899,817.93
Class A Percentage                                                                            95.849798%             95.308865%

Class M                                                                                     8,664,000.00           8,605,545.38

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236



                                           Countrywide Home Loans Servicing LP
                                              Alternative Loan Trust 2002-4
                                               Mortgage Pass-Through Trust
                                                      Series 2002-6

Credit Support                                                                                 Original              Current
--------------                                                                                 --------              -------
Class M Percentage                                                                              1.900000%             2.147644%

Class B1                                                                                     3,876,000.00          3,849,849.25
Class B1 Percentage                                                                             0.850000%             0.960788%

Class B2                                                                                     2,736,000.00          2,717,540.65
Class B2 Percentage                                                                             0.600000%             0.678203%

Class B3                                                                                     1,368,000.00          1,358,770.32
Class B3 Percentage                                                                             0.300000%             0.339102%

Class B4                                                                                     1,140,000.00          1,132,308.60
Class B4 Percentage                                                                             0.250000%             0.282585%

Class B5                                                                                     1,140,921.64          1,133,224.16
Class B5 Percentage                                                                             0.250202%             0.282813%